                                                                   EXHIBIT 3.1.2


                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                                MDPATHWAYS, INC.

                                       1.

         The name of the corporation is MDpathways, Inc.

                                       2.

         The Articles of Incorporation of the corporation are amended by deleting Article 1 in its entirety and by substituting in lieu thereof a new
Article 1 to read as follows:

                                   "ARTICLE 1
                                      NAME

         The name of the corporation is:

                               MD2patient, Inc."


                                       3.

         All references in the Articles of Incorporation to the name "MDpathways, Inc." shall be replaced with "MD2patient, Inc."

                                       4.

         The foregoing amendment was adopted by the Board of Directors of the corporation on December seventh, 1999. In accordance with the provisions of
Section 14-2-1002 of the Georgia Business Corporation Code (the "Code"), shareholder approval of the amendment was not required.

                                       5.

         The undersigned hereby undertakes to deliver the request for publication of a notice of the filing of these Articles of Amendment as required by Section 14-2-1006.1(b) of the Code.


         IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be duly executed this seventh day of December, 1999.


                                MDPATHWAYS, INC.


                                By:      /s/ John E. Blount
                                    ----------------------------------
                                    Name:        John E. Blount
                                         -----------------------------
                                   Title:        President
                                         -----------------------------